Exhibit 99.1

OMNIQ Receives $1.0 Million Purchase Order for IoT “Contactless” Data Collection Solution From a Fortune 100 Retailer

● Signs of strong beginning of 2021

● Continuous solid demand for Automation and Touchless Solutions in Supply Chain Operations

OMNIQ’s supply chain solutions receiving broadened demand across many industries as organizations focus on efficiency, health and safety

SALT LAKE CITY, Nov. 2, 2020 – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that it has received purchase orders with a total value of approximately $1.0 million from a Fortune 100 retailer for the supply of IoT solutions for “contactless” data collection and automation.

OMNIQ’s suite of supply chain mobility solutions, which includes rugged handheld mobile computers, 2D Scanners and barcode printers with fast and dependable wireless connection, enable quick and accurate data collection, tracking and processing for critical supermarket functions, such as shipping and receiving and inventory and warehouse management. These devices provide a more “contactless” approach to the customer’s retail and logistics operations, and will be integrated with the corporate automated services.

“Our customer is one of the largest retail companies in the U.S. and we are proud to provide the technology and hardware to support its supply chain operations,” said Shai Lustgarten, CEO of OMNIQ. “This is a testament to the quality and dependability of our products in accurately capturing data for quick and accurate services. In addition to increasing retail workforce productivity and operational efficiency, our solutions help reduce potential health risks especially during this time of pandemic, where hands-free supply chain solutions that enable contactless handling of produce and other food products from the warehouse to the supermarket aisles are valuable in protecting employees and customers. Our touchless solutions are receiving broadened demand  across many industries, including healthcare, retail, transportation and logistics, and parking management, as organizations continue to apply COVID-19 safety measures.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994

IR@omniq.com

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com